CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form 10 of our report dated November 14, 2014, with respect to the audited balance sheet of BRAC Global Automotive Inc, (the “Company") as of June 30, 2014, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from June 6, 2014 (Inception) through June 30, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
December 31, 2014